UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2016

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and development. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry Into a Material Definitive Agreement.

On June 13, 2016, Dataram Corporation, a Nevada corporation ("we" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with its wholly owned subsidiary, Dataram Acquisition Sub, Inc., a Nevada corporation (“Acquisition Sub”), U.S. Gold Corp., a Nevada corporation ("U.S. Gold") an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Ming District of southeast Wyoming (the “Copper King Project”) and Copper King, LLC, a principal stockholder of U.S. Gold (“Copper King”). Upon closing of the transactions contemplated under the Merger Agreement (the "Merger"), U.S. Gold will merge with and into Acquisition Sub with U.S. Gold as the surviving corporation.   The closing of the Merger is subject to customary closing conditions, including, among other things:

•	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to issue the Merger Consideration (as defined below) pursuant to the continued listing standards of The NASDAQ Stock Market LLC;
•	the approval of the Company’s shareholders holding a majority of the Company’s outstanding voting capital to increase the number of shares of authorized Common Stock;
•	the closing by U.S. Gold of a financing pursuant to which it receives at least $3 million in net proceeds from the sale of its securities (the “U.S. Gold Financing”);
•	the closing by U.S. Gold of the acquisition of certain mining claims related to a gold development project in Eureka County, Nevada (the “Keystone Project”);
•	the receipt by the Company of a fairness opinion with respect to the Merger and the Merger Consideration; and
•	the Company’s Board of Directors shall have declared, as a special dividend, a right entitling each stockholder as of a record date (which shall be no less than five business days prior to the closing of the Merger) to a proportionate ownership interest, record or beneficial, equal to their ownership interest in the Company, of certain pre-Merger Company assets or the proceeds therefrom, as, when and if the Company’s Board of Directors elects to divest such assets within 18 months from the closing of the Merger.

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger, the holders of U.S. Gold’s common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into the right to receive shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or, at the election of any U.S. Gold stockholder, shares of the Company’s newly designated 0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock), which are convertible into shares of Common Stock (collectively, the “Merger Consideration”). The Merger Consideration shall be allocated as follows and is presented below in terms of Common Stock:

•	Sixty Million (60,000,000) shares of Common Stock shall be issued to the holders of U.S. Gold’s Series A Preferred Stock;
•	Five Million Six Hundred Thousand One Hundred and Fifty (5,600,150) shares of Common Stock shall be issued to the holders of U.S. Gold’s Series B Preferred Stock;
•	Up to Forty Five Million Four Hundred and Fifty Four Thousand Five Hundred and Forty Five (45,454,545) shares of Common Stock shall be issued to holders of U.S. Gold’s common stock issued in connection with the U.S. Gold Financing;
•	A minimum of Four Million (4,000,000) and a maximum of Seven Million (7,000,000) shares of Common Stock and warrants to purchase up to Seven Hundred and Fifty Thousand (750,000) shares of Common Stock (or such lesser amount depending on the size of the U.S. Gold Financing) shall be issued to the placement agent in the U.S. Gold Financing;

•	Five Million Five Hundred and Fifty Thousand (5,550,000) shares of Common Stock shall be issued to the holders of U.S. Gold’s common stock issued in connection with the closing of the acquisition of the Keystone Project; and

•	Four Million Nine Hundred and Fifty Thousand (4,950,000) shares of Common Stock shall be issued to certain incoming officers and consultants pursuant to a shareholder approved equity incentive plan of the Company (the “Management Shares”).

Upon closing of the Merger and as a result of the transactions contemplated by the Merger Agreement, the Company’s pre-Merger stockholders are anticipated to own between approximately 8.6% and 11.0% of the Company’s outstanding Common Stock on an “as converted” basis.

Subject to certain limitations as set forth below, each holder of Series C Preferred Stock may convert the shares of Series C Preferred Stock into such number of shares of Common Stock based on a conversion ratio, the numerator of which shall be the Base Amount (defined hereafter) and denominator of which shall be the conversion price. “Base Amount” is defined, as of the applicable date of determination, the sum of (1) the aggregate stated value of the Series C Preferred Stock to be converted, plus (2) the accrued and unpaid dividends on Series C Preferred Stock.

The Company is prohibited from effecting the conversion of Series C Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred Stock (the “Maximum Percentage”). A holder may increase or decrease the Maximum Percentage by providing written notice to the Company; provided, however, that in no event shall the Maximum Percentage exceed 9.99%.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock will be entitled to a per share preferential payment equal to the par value. All shares of capital stock of the Company will be junior in rank to Series C Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series B Convertible Preferred Stock. The holders will be entitled to receive dividends if and when declared by the Company’s board of directors. In addition, the Series C Preferred Stock shall participate on an “as converted” basis, with all dividends declared on the Common Stock.

If and until it is determined that the Company is required to obtain the approval of its shareholders for the issuance of the Series C Preferred Stock in accordance with NASDAQ Stock Market Rules (“Shareholder Approval”), then the Company, until it has obtained Shareholder Approval, may not issue upon conversion of the Series C Preferred Stock, such number of shares of Common Stock, which, when aggregated with all other shares of Common Stock issued upon conversion of all Series C Preferred Stock as well as all other Common Stock issuable pursuant to the Merger Agreement, would exceed 19.99% of the shares of Common Stock issued and outstanding.

Holders of the Series C Preferred Stock will not possess any voting rights except as otherwise required by law.

At the effective time of the Merger, 15% of the Merger Consideration (excluding the Management Shares) (the “Escrow Shares”) shall be delivered to an escrow agent by Copper King and shall be held pursuant to an escrow agreement to secure the Company from certain claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of U.S. Gold and its properties, for a period of twelve (12) months following the closing of the Merger.  The Escrow Shares are the sole remedy for indemnifiable losses payable under the Merger Agreement.

Additionally, upon closing of the Merger, the Company may divest itself of its existing pre-Merger assets, including, but not limited to, the computer memory and software businesses. The Company will consider this issue, determine if in fact such a divestiture is in the best interests of the Company and its stockholders, and review the most effective means of undertaking such a divestiture, taking into account all legal, economic and tax considerations as are appropriate. In the event of any such divestiture, ownership of the Company’s existing pre-Merger assets, or the proceeds thereof, will be for the benefit of the Company’s stockholders prior to consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Following the closing of the Merger, through the Company’s wholly owned subsidiary, U.S. Gold, the Company intends to expand its activities to include the exploration of mineral rights.

Summary Description of U.S. Gold

U.S. Gold is an exploration stage company that owns certain mining leases and other mineral rights comprising the Copper King Project.

Copper King Project

The Copper King Project consists of certain mining leases and other mineral rights comprising the Copper King gold and copper development project located in the Silver Crown Mining District of southeast Wyoming.

Location and Access

The Copper King project is located in southeastern Wyoming, approximately 32km west of the city of Cheyenne, on the southeastern margin of the Laramie Range. The property covers about five square kilometers that include the S½ Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W.,Sixth Principal Meridian. Access to within 1.5km of the property is provided by paved and maintained gravel roads. An easement agreement providing access for exploration and other minimal impact activities has been negotiated with Ferguson Ranch Inc. on the S½ Section 25, T14N, R70W, and the W½ Section 30, T14N, R69W. The fee for this easement is $10,000 per year, renewable each year prior to July 11.

The Copper King property covers 453 contiguous hectares (approximately five square kilometers) that include the S½ of Section 25, NE¼ Section 35, and all of Section 36, T.14N., R.70W. The project is entirely located on land owned and administered by the State of Wyoming. There are no Federal lands within or adjoining the Copper King land position. Curt Gowdy State Park lies northwest of the property, partially within Section 26. The state park’s southeastern boundary is approximately 300m northwest of the property and approximately 900m northwest of the mineralized area. The Copper King property position consists of two State of Wyoming Metallic and Non-metallic Rocks and Minerals Mining Leases

WYOMING
Red Lodge
Bighorn Canyon N.R.A.
West Yellowstone
Lovell
Sheridan
Cody
Basin
Yellowstone National Park
Cloud Peak Wilderness
Buffalo
Gillette
Teton Wilderness
Grand Teton N.P.
Sunshine
Worland
Washakie Wilderness
Victor
Thermopolis
Barnum
Newcastle
Thunder Basin National Grassland
Burris
Lost Cabin
Bridger Wilderness
Wind River I.R.
Pinedale
Lander
Afton
Casper
Douglas
Lusk
Muddy Gap
Shirley Basin
Wheatland
Great Divide Basin
Kemmerer
Creston
Green River
Rock Springs
Saratoga
Evanston
Lyman
Laramie
Cheyenne
Copper King Project
Hiawatha
Columbine
0
45
90 Miles
0
0.5
1 Miles

Mine Development Associates

Strathmore Minerals Corp.
Copper King Project
Location Map

Figure 1 – Copper King Project Location and Boundaries

Figure 1 – Copper King Project Location and Boundaries

Title to Copper King Project

U.S. Gold’s rights to the Copper King Project arise under two State of Wyoming mineral leases:

1) State of Wyoming Mining Lease No. 0-40828

Township 14 North, Range 70 West, 6th P.M., Laramie County, Wyoming:

Section 36: All

2) State of Wyoming Mining Lease No. 0-40858

Township 14 North, Range 70 West, 6th P.M., Laramie County, Wyoming:

Section 25: S/2

Section 35: NE/4

Ownership of the mineral rights remains in the possession of the State of Wyoming as conveyed to the State by the United States, evidenced by 1942 patents for Section 36, and 1989 Order confirming title to Section 25 and 35. The State of Wyoming issued Mineral Leases for the mineral rights to Wyoming Gold Mining Company, Inc. (“Wyoming Gold”) in 2013 and 2014. These leases were assigned to U.S. Gold on June 23, 2014.

Lease 0-40828 was renewed in February 2013 for a second ten-year term and Lease 0-40858 was renewed for its second ten-year term in February 2014. Each lease requires an annual payment of $2.00 per acre.

The following production royalties must be paid to the State of Wyoming, although once the project is in operation, the Board of Land Commissioners has the authority to reduce the royalty payable to the State:

FOB Mine Value per Ton	Percentage Royalty
$00.00 to $50.00	5%
$50.01 to $100.00	7%
$100.01 to $150.00	9%
$150.01 and up	10%

History of Prior Operations and Exploration on the Copper King Project

Limited exploration and mining were conducted on the Copper King property in the late 1880s and early 1900s. Approximately 300 tons of material was reported to have been produced from a now inaccessible 160 ft-deep shaft with two levels of cross-cuts. A few small adits and prospect pits with no significant production are scattered throughout the property.

Since 1938, at least nine historic (pre- Strathmore Minerals Corp.) drilling campaigns by at least seven companies plus the U. S. Bureau of Mines (“USBM”) have been conducted at Copper King. The current project database contains 91 drill holes totaling 37,500 ft that were drilled before Wyoming Gold acquired the property. All but six of the drill holes are within the current resource area. Other work conducted at Copper King by previous companies has included ground and aeromagnetic surveys as well as induced polarization (“IP”) surveys along with geochemical sampling, geologic mapping, and a number of metallurgical studies.

Wyoming Gold conducted an exploration drill program in 2007 and 2008. Thirty-five diamond core drill holes were completed for a total of 25,500 ft. The exploration permit, 360DN, has been terminated and the bond released. The focus of that work was to confirm and potentially expand the mineralized body outlined in the previous drill campaigns, increase the geologic and geochemical database leading to the creation of the current geologic model and resource estimate, and to provide material for further metallurgical testing. The Copper King assay database for some 120 holes contains 8,357 gold assays and 8,225 copper assays. At least 10 different organizations or individuals conducted metallurgical studies on the gold-copper mineralization at the request of prior operators between 1973 and 2009. It was concluded that the process with the highest potential to yield good extractions of gold and copper would likely be flotation, followed by cyanidation of the flotation tailings. Core is stored in two public storage facilities; one is AAA in Cheyenne, Wyoming and the other is Absaroka in Dubois, Wyoming.

Geological Summary of the Copper King Project

The Copper King project is underlain by Proterozoic rocks that make up the southern end of the Precambrian core of the Laramie Range. Metavolcanic and metasedimentary rocks of amphibolite-grade metamorphism are intruded by the 1.4 billion year old Sherman Granite and related felsic rocks. Within the project area, foliated granodiorite is intruded by aplitic quartz monzonite dikes, thin mafic dikes, and younger pegmatite dikes. Shear zones with cataclastic foliation striking N60°E to N60°W are found in the southern part of the Silver Crown district, including at Copper King. The granodiorite typically shows potassium enrichment, particularly near contacts with quartz monzonite. Copper and gold mineralization occurs primarily in unfoliated to mylonitic granodiorite. The mineralization is associated with a N60°W-trending shear zone and disseminated and stockwork gold-copper deposits in the intrusive rocks. Some authors have categorized it as a Proterozoic porphyry gold-copper deposit. Hydrothermal alteration is overprinted on retrograde greenschist alteration and includes a central zone of silicification, followed outward by a narrow potassic zone, surrounded by propylitic alteration. Higher-grade mineralization occurs within a central core of thin quartz veining and stockwork mineralization that is surrounded by a zone of lower-grade disseminated mineralization. Disseminated sulfides and native copper with stockwork malachite and chrysocolla are present at the surface, and chalcopyrite, pyrite, minor bornite, primary chalcocite, pyrrhotite, and native copper are present at depth. Gold occurs as free gold.

Estimated Resources from the Technical Report dated June 20, 2012

The Copper King resource contains oxide, mixed oxide-sulfide, and sulfide rock types. At the stated cutoff grade 0.015oz AuEq/ton, approximately 80% of the resource is sulfide material with the remaining 20% split evenly between the oxide and mixed rock types. There is consistent distribution of gold and copper, albeit generally low-grade, throughout this potential open-pit deposit.

Table 1.1 Summary Tables of Copper King Resources 1

Total Measured and Indicated Resource:

Au-equiv. Cutoff		tons	tonnes	oz Au/ton	g Au/t	oz Au	% Cu	lbs Cu
oz AuEq/ton	g AuEq/t
0.015	0.51	59,750,000	54,200,000	0.015	0.53	926,000	0.187	223,000,000

Total Inferred Resource:

Au-equiv. Cutoff		tons	tonnes	oz Au/ton	g Au/t	oz Au	% Cu	lbs Cu
oz AuEq/ton	g AuEq/t
0.015	0.51	15,620,000	14,170,000	0.011	0.38	174,000	0.200	62,530,000

Using the individual metal grades of each block, the AuEq grade is calculated using the following formula:

g AuEq/t = g Au/t + (2.057143 * %Cu)

This formula is based on prices of US$1000.00 per ounce gold, and US$3.00 per pound copper.

1 Technical Report on the Copper King Project Laramie County, Wyoming, Effective Date June 20, 2012, prepared for Strathmore Minerals Corp. by Mine Development Associates, authors Paul Tietz and Neil Prenn.

Keystone Project

Location

The Keystone Project consists of two hundred eighty-four (284) unpatented lode mining claims situated in Eureka County, Nevada. The claims making up the Keystone Project are situated in Eureka County, Nevada in Sections 2-4 and 9-11, Township 23 North, Range 48 East, and Sections 22-28, and 33-36 Township 24 North, all Range 48 East of the Mount Diablo Meridian.

Figure 2 – Location of Keystone Project and Major Gold Trends in Nevada

This area is
barren-looking
Tertiary (34.1 +/- 0.7 Ma)
granodiorite intrusive
Creek
Sage Hen
Canyon
Potato
Canyon
Sheep Corral
Canyon
Hot Springs
Prospects
LANDER
EUREKA
624002
624004
624006
624007
625001
701003
701005
(509005.0)
KP
KEY
CHS
AU
UNR
DON
SK
Copyright (C) 2009 MyTopo, 2006-2015 TomTom
SCALE 1:48000
0
1
2
3
Miles
0
1
2
3
4
5

Keystone claims
February 2, 2016

DCM 2-2-16

Figure 3 – Keystone Project Claim Boundaries

The Keystone Project may be accessed by improved roads. Navigation through the interior of the project is by off-road vehicle.

Title and Ownership for Keystone Project

The Keystone Project consists of unpatented mining claims located on federal land administered by the U.S. Bureau of Land Management. An annual maintenance fee of $155 per claim per year must be paid to the Nevada Bureau of Land Management by September 1 of each year, and failure to make the payment on time renders the claims void.

In addition, the State of Nevada requires the claimant to file an Affidavit and Notice of Intent to Hold in the appropriate county by November 1 of each year. However, the failure to timely record an Affidavit does not effect a forfeiture of the claims, as does the failure to pay the federal claim maintenance fees by September 1. Instead, in the event of a conflict with a junior locator, the senior claimant must prove his intent to maintain the claims. This can generally be accomplished by producing a receipt showing payment of the federal claim maintenance fees to the Bureau of Land Management.

The federal claim maintenance fees are prospective and are paid for the ensuing assessment year. For example, the payments made on June 29, 2015 relate to the 2015-2016 assessment year running from September 1, 2015 to September 1, 2016. By comparison, the Nevada filings are retrospective, describing the assessment year just ended or about to end.

Congress has extended the claim maintenance requirements through 2016. It will therefore be necessary for U.S. Gold to perform the following acts in order to maintain the claims in 2016-2017 and each year thereafter: (1) on or before September 1 of each year, U.S. Gold must pay a maintenance fee of $155.00 per claim to the Nevada State Office of the BLM, and (2) on or before November 1 of each year U.S. Gold must record an Affidavit and Notice of Intent to Hold in Eureka County.

U.S. Gold acquired the mining claims comprising the Keystone Project on May 27, 2016 from Nevada Gold Ventures, LLC (“Nevada Gold”) and Americas Gold Exploration, Inc. (“Americas Gold”) under the terms of the Purchase and Sale Agreement. Some of the Keystone claims are subject to pre-existing net smelter royalty (“NSR”) obligations. In addition, under the terms of the Purchase and Sale Agreement, Nevada Gold retained additional NSR rights of 0.5% with regard to certain claims and 3.5% with regard to certain other claims. The unpatented mining claims comprising the Keystone Project, with applicable NSR obligations, are as follows:

1.	Acquired 100% from Americas Gold; subject to a one percent (1%) net smelter return royalty (“NSR”) held by Wolfpack Gold Nevada Corp.; a two percent (2.0%) NSR with respect to precious metals and one percent (1.0%) NSR with respect to all other metals and minerals held by Orion Royalty Company, LLC; and a one-half percent (0.5%) NSR to Nevada Gold

27 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 33 and 34, Township 24 North, Range 48 East, and Sections 3, 4, 9, and 10, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
UNR 5-8	4	861839-861842
UNR 9-18	10	858729-858738
UNR 19-22	4	875010-875013
UNR 37	1	861857
UNR 39	1	861859
UNR 41	1	861861
UNR 43	1	861863
UNR 45	1	861865
UNR 47	1	861867
UNR 79	1	875020
UNR 81	1	875022
UNR 83	1	875024
Total Claims	27

2.	Acquired 100% from Americas Gold; subject to a three and one-half percent (3.5%) NSR to Nevada Gold

13 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 27, 28 and 35, Township 24 North, Range 48 East, and Sections 2 and 3, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
UNR 73-77	5	1102663-110266
UNR 117	1	1102668
UNR 119	1	1102669
UNR 121	1	1102670
DON 1-5	5	1102658-1102662
Total Claims	13

3.	Acquired 100% from Nevada Gold; subject to a three and one-half percent (3.5%) NSR to Nevada Gold

28 unpatented lode mining claims situated in Eureka County, Nevada, in Sections 2 & 11, Township 23 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Number
SK 1-28	28	865573-865600
Total Claims	28

4.	Acquired 50% from Nevada Gold, 50% from Americas Gold, subject to a three and one-half percent (3.5%) NSR to Nevada Gold

216 unpatented lode mining claims, alphabetically ordered, situated in Eureka County, Nevada, in Sections 22, 23, 24, 25, 26, 27, 28, 33, 34, 35 & 36, Township 24 North, Range 48 East, Mount Diablo Base Line and Meridian.

Claim Name	No. claims	BLM NMC Serial Numbers
AU 1-12	12	1116231-1116242
AU 68-93	26	1116243-1116268
CHS 54-72	19	1116269-1116287
CHS 74	1	1116288
CHS 76-120	45	1116289-1116333
CHS 121-130	10	1118512-1118521
CHS 265-266	2	1116334-1116335
KEY 9-30	22	1116336-1116357
KEY 32	1	1116358
KEY 34	1	1116359
KEY 36	1	1116360
KEY 45-72	28	1116361-1116388
KEY #73 - #78	6	1118480-1118485
KP #4 - #8	5	1118496-1118500
KP 9-14	6	1116389-1116394
KP 18-19	2	1116395-1116396
KP 21	1	1116397
KP 23-29	7	1116398-1116404
KP #30 - #39	10	1118486-1118495
UNR 25-35	11	1118501-1118511
Total Claims	216

Under the terms of the Purchase and Sale Agreement, U.S. Gold may buy down one percent (1%) of the royalty to Nevada Gold at any time through the fifth anniversary of the closing date for $2,000,000.00. In addition, U.S. Gold may buy down an additional one percent (1%) of the royalty anytime through the eighth anniversary of the closing date for $5,000,000.00.

History of Prior Operations and Exploration on the Keystone Project

No comprehensive, modern-era, model-driven exploration has ever been conducted on the Keystone Project. Newmont drilled 6 holes in the old base metal and silver Keystone mine area in 1967, and encountered low grade (+/- 0.02 opt) gold intercepts. Chevron staked the property in 1981-1983 and drilled 27 shallow drill holes, continued by an agreement with USMX that drilled an additional 19 shallow holes; significant amounts of low grade and anomalous gold were intersected, but results were considered uneconomic, and the project dropped. In 1988 and 1989, Phelps Dodge acquired a southern portion of the district and drilled 6 holes, one of which TD’d in gold mineralization, and was subsequently deepened in 1990 resulting in over 200’ of low grade gold mineralization. About this time Coral Resources acquired a northern portion of the property and drilled 21 shallow holes to follow-up previous drill intercepts. 1995-1997, Golden Glacier, a junior company, acquired the north end of the district, and Uranerz a portion of the southern area; 6 holes were drilled in the north and only 2 holes in the south, respectively. The entire district was dropped by all parties.

In 2004 with the discovery of Cortez Hills and escalating gold prices, Nevada Pacific Gold, Great American Minerals (Don McDowell), and Tone Resources (Dave Mathewson) competed in claim staking the entire district. Subsequently, Don McDowell, founder of Great American Minerals approached Placer Dome (prior to Barrick acquisition) who discovered Pipeline and Cortez Hills, and who correctly recognized the Keystone district potential. Placer Dome entered into separate JV agreements with Nevada Pacific and Great American. The following year Barrick Gold bought Placer Dome and dropped all Placer Dome's Nevada exploration projects and JV’s, including Keystone. In 2006, Nevada Pacific and Tone were purchased by US Gold. US Gold, now McEwen Mining, drilled 35 holes mostly near the north end of the district; targeting the range front pediment and the historic Keystone Mine.

Geological Potential of the Keystone Project

To date, a technical report has not been prepared on the Keystone Project. Keystone is positioned on the prolific Cortez gold trend, one of the world’s leading gold producing regions. The Keystone Project is centered on a granitic intrusion that warped the local Paleozoic stratigraphy into a dome, allowing for exposure of highly favorable Devonian, Carboniferous (Mississippian-Pennsylvania) and Permo-Triassic rocks including key likely host rocks for mineralization, the silty carbonate strata of the Horse Creek Formation and the Wenban limestone, as well as possible sandy clastic units of the Diamond Peak Formation. The Horse Canyon and Wenban rocks are the primary host rocks at the nearby Cortez Hills Mine and Gold Rush deposit currently operated by Barrick Gold.

Certain Risk Factors Relating to U.S. Gold

If the NASDAQ Stock Market determines that the Merger with U.S. Gold and the issuance of the Merger Consideration results in a change of control of the Company, the Company may be required to submit a new application under NASDAQ’s original listing standards and if such application is not approved, the Company’s Common Stock may be delisted from The NASDAQ Capital Market.

In connection with the Merger, the Company will issue up to 123, 604,695 shares of Common Stock including Common Stock issuable upon conversion of its Series C Convertible Preferred Stock (excluding shares issuable upon warrants issued in connection with the Merger and the Management Consideration).  The Company does not believe the issuance of the Merger Consideration will result in a change of control of the Company.  NASDAQ Rule 5110(a) provides that a Company must apply for initial listing in connection with a transaction whereby a company combines with a non-NASDAQ entity, resulting in a change of control of such company and potentially allowing the non-NASDAQ entity to effectively obtain NASDAQ listing.  In determining whether a change of control has occurred, NASDAQ considers all relevant factors including, changes in management, board of directors, voting power, ownership and financial structure of the Company.  If The NASDAQ Stock Market determines that a change of control does in fact result from the consummation of the Merger and the issuance of the Merger Consideration and an original listing application has not been approved prior to the consummation of Merger, the Company will be in violation of NASDAQ Rule 5110(a) and the Company’s Common Stock could be delisted from The NASDAQ Capital Market.

U.S. Gold is a new company with a short operating history and has a history of losses.

U.S. Gold was formed in February 2014. Its operating history consists of starting its preliminary exploration activities. U.S. Gold has no income-producing activities from mining or exploration and has already incurred losses because of the expenses it has incurred in acquiring the rights to explore its properties and starting its preliminary exploration activities. U.S. Gold incurred a net loss of $7,117 for the year ended December 31, 2015 and has not generated any revenue. U.S. Gold expects that its operating expenses and net losses will increase dramatically as it proceeds with exploration and development of the Copper King and Keystone mining projects. Exploring for gold and other minerals or resources is an inherently speculative activity. There is a strong possibility that U.S. Gold will not find any commercially exploitable gold or other deposits on its properties. Because U.S. Gold is an exploration company, it may never achieve any meaningful revenue.

Since U.S. Gold has a limited operating history, it is difficult for potential investors to evaluate its business.

U.S Gold’s limited operating history makes it difficult for potential investors to evaluate its business or prospective operations. Since its formation, U.S. Gold has not generated any revenues. As an early stage company, U.S. Gold is subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in U.S. Gold in light of the uncertainties encountered by developing companies in a competitive environment. U.S. Gold’s business is dependent upon the implementation of its business plan. There can be no assurance that its efforts will be successful or that U.S. Gold will ultimately be able to attain profitability.

Exploring for gold is an inherently speculative business.

Natural resource exploration and exploring for gold in particular is a business that by its nature is very speculative. There is a strong possibility that U.S. Gold will not discover gold or any other resources which can be mined or extracted at a profit. Although the Copper King Project has known gold deposits, the deposits may not be of the quality or size necessary for it to make a profit from actually mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

U.S. Gold will need to obtain additional financing to fund its Copper King and Keystone exploration programs.

U.S. Gold does not have sufficient capital to fund its exploration programs for the Copper King Project or the Keystone Project as they are currently planned or to fund the acquisition and exploration of new properties. U.S. Gold will require additional funding to continue its planned exploration programs. Its management estimates that U.S. Gold will require up to $500,000 in order to fund the first year of planned exploration and development of the Keystone Project, with up to $2,000,000 required in order to fund plans for the second year. In addition, U.S. Gold will require up to $500,000 per year for maintenance and development of the Copper King Project. Its inability to raise additional funds on a timely basis could prevent U.S Gold from achieving its business objectives and could have a negative impact on its business, financial condition, results of operations and the value of its securities.

U.S. Gold does not know if its properties contain any gold or other minerals that can be mined at a profit.

Although the properties on which U.S. Gold has the right to explore for gold are known to have deposits of gold, there can be no assurance such deposits which can be mined at a profit. Whether a gold deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of gold, which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

U.S. Gold is a junior gold exploration company with no mining operations and it may never have any mining operations in the future.

U.S. Gold’s business is exploring for gold and other minerals. In the event that U.S Gold discovers commercially exploitable gold or other deposits, it will not be able to make any money from them unless the gold or other minerals are actually mined or all or a part of its interest is sold. Accordingly, U.S. Gold will need to find some other entity to mine its properties on its behalf, mine them itself or sell the rights to mine to third parties.

U.S Gold’s business is subject to extensive environmental regulations which may make exploring for or mining prohibitively expensive, and which may change at any time.

All of U.S. Gold’s operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. U.S. Gold may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. U.S. Gold may have to pay to remedy environmental pollution, which may reduce the amount of money that U.S. Gold has available to use for exploration. This may adversely affect its financial position. If U.S. Gold is unable to fully remedy an environmental problem, it might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine its properties and it retains any operational responsibility for doing so, its potential exposure for remediation may be significant, and this may have a material adverse effect upon its business and financial position. U.S. Gold has not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from its exploration activities). However, if U.S. Gold mines one or more of its properties and retains operational responsibility for mining, then such insurance may not be available to it on reasonable terms or at a reasonable price. All of its exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond its financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if U.S. Gold is in full compliance with all substantive environmental laws.

U.S. Gold may be denied the government licenses and permits which it needs to explore on its properties. In the event that U.S. Gold discovers commercially exploitable deposits, U.S. Gold may be denied the additional government licenses and permits which it will need to mine its properties.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mineral claims requires a permit to be obtained from the United States Bureau of Land Management, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. As with all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted at all. Delays in or U.S. Gold’s inability to obtain necessary permits will result in unanticipated costs, which may result in serious adverse effects upon its business.

The values of U.S. Gold’s properties are subject to volatility in the price of gold and any other deposits U.S. Gold may seek or locate.

U.S. Gold’s ability to obtain additional and continuing funding, and its profitability in the unlikely event it ever commences mining operations or sells the rights to mine, will be significantly affected by changes in the market price of gold. Gold prices fluctuate widely and are affected by numerous factors, all of which are beyond U.S. Gold’s control. Some of these factors include the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; speculation; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold or other mineral producing countries throughout the world, such as Russia and South Africa. The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and render continued exploration and development of its properties impracticable. If that happens, then U.S Gold could lose its rights to its properties and be compelled to sell some or all of these rights. Additionally, the future development of its properties beyond the exploration stage is heavily dependent upon the level of gold prices remaining sufficiently high to make the development of our properties economically viable. You may lose your investment if the price of gold decreases. The greater the decrease in the price of gold, the more likely it is that you will lose money.

U.S. Gold’s property titles may be challenged and it is not insured against any challenges, impairments or defects to our mineral claims or property titles. U.S. Gold has not fully verified title to its properties.

U.S. Gold’s unpatented Keystone Claims were created and maintained in accordance with the federal General Mining Law of 1872. Unpatented claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. U.S. Gold has obtained a title report on its Keystone Claims, but cannot be certain that all defects or conflicts with its title to those claims have been identified. Further, U.S. Gold has not obtained title insurance regarding its purchase and ownership of the Keystone Claims. Defending any challenges to its property titles may be costly, and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting its discovery of commercially extractable gold. Challenges to its title may increase its costs of operation or limit its ability to explore on certain portions of its properties. U.S. Gold is not insured against challenges, impairments or defects to its property titles, nor does U.S Gold intend to carry extensive title insurance in the future.

Possible amendments to the General Mining Law could make it more difficult or impossible for U.S Gold to execute its business plan.

U.S. Congress has considered proposals to amend the General Mining Law of 1872 that would have, among other things, permanently banned the sale of public land for mining. The proposed amendment would have expanded the environmental regulations to which U.S. Gold is subject and would have given Indian tribes the ability to hinder or prohibit mining operations near tribal lands. The proposed amendment would also have imposed a royalty of 8% of gross revenue on new mining operations located on federal public land, which would have applied to substantial portions of its properties. The proposed amendment would have made it more expensive or perhaps too expensive to recover any otherwise commercially exploitable gold deposits which U.S. Gold may find on its properties. While at this time the proposed amendment is no longer pending, this or similar changes to the law in the future could have a significant impact on U.S. Gold’s business model.

Market forces or unforeseen developments may prevent U.S. Gold from obtaining the supplies and equipment necessary to explore for gold and other resources.

Gold exploration, and resource exploration in general, has demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of U.S. Gold’s planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for its exploration program. Fuel prices are extremely volatile as well. U.S. Gold will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If U.S. Gold cannot find the equipment and supplies needed for its various exploration programs, it may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in its activities may adversely affect its exploration activities and financial condition.

U.S. Gold may not be able to maintain the infrastructure necessary to conduct exploration activities.

U.S. Gold’s exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect U.S. Gold’s exploration activities and financial condition.

U.S. Gold does not carry any property or casualty insurance, however it intends to carry such insurance in the future.

U.S Gold’s business is subject to a number of risks and hazards generally, including but not limited to adverse environmental conditions, industrial accidents, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to its properties, equipment, infrastructure, personal injury or death, environmental damage, delays, monetary losses and possible legal liability. Investors could lose all or part of their investment if any such catastrophic event occurs. U.S. Gold does not carry any property or casualty insurance at this time, however U.S Gold intends to carry this type of insurance in the future. Even if U.S. Gold does obtain insurance, it may not cover all of the risks associated with its operations. Insurance against risks such as environmental pollution or other hazards as a result of exploration and operations are often not available to it or to other companies in its business on acceptable terms. Should any events against which U.S. Gold is not insured actually occur, U.S. Gold may become subject to substantial losses, costs and liabilities which will adversely affect its financial condition.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Agreement and Plan of Merger dated June 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: June 13, 2016	/s/ David A. Moylan
David A. Moylan
Chief Executive Officer